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                                                                    EXHIBIT 23.1

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 2007 except for Note 17, as to which the date is May 14, 2007, in the Amendment No. 4 To Registration Statement (Form S-1) and related Prospectus of Limelight Networks, Inc. for the registration of shares of its common stock.


                                        /s/ Ernst & Young LLP

Phoenix, Arizona
June 5, 2007